SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 3, 1998

                           FALCON HOLDING GROUP, L.P.
         --------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                   33-60776                     95-4408577
                   --------                     ----------
          (Commission File Number)           (I.R.S. Employer
                                           Identification Number)
         10900 WILSHIRE BOULEVARD -15TH FLOOR
          LOS ANGELES, CALIFORNIA                              90024
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         (Address of principal                              (Zip Code)
          executive offices)


                                 (310) 824-9990
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)






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   2
Item 5.  Other Events

         On April 3, 1998, the Registant issued the following press release:

                           FALCON HOLDING GROUP, L.P.
                  ANNOUNCES CONSUMMATION OF PRIVATE OFFERING OF
                SENIOR DEBENTURES AND SENIOR DISCOUNT DEBENTURES

Proceeds From Offering To Repay Bank Indebtedness; Company Plans to Make Tender Offer for 11% Senior Subordinated Notes

     LOS ANGELES, CA - April 3, 1998 - Falcon Holding Group, L.P. ("Falcon") and its wholly-owned subsidiary Falcon Funding Corporation ("FFC" and, collectively with Falcon, the "Issuers") today announced that they consummated the issuance of $375,000,000 aggregate principal amount of 8.375% Senior Debentures due 2010 (the "Senior Debentures") and $435,250,000 aggregate principal amount at maturity of 9.285% Senior Discount Debentures due 2010 (the "Senior Discount Debentures" and, collectively with the Senior Debentures, the "Debentures") in a private placement exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

     The Senior Debentures were issued at a price of 99.732% of their principal amount, for total gross proceeds to the Issuers of approximately $374.0 million. The Senior Discount Debentures were issued at a price of $633.29 per $1,000 aggregate principal amount at maturity, for total gross proceeds to the Issuers of approximately $275.6 million, and will accrete at an annual rate of 9.285% until April 15, 2003. After giving effect to offering discounts, commissions and estimated expenses of the offering, the sale of the Debentures generated net proceeds to the Issuers of approximately $631 million.

     Falcon intends to use the net proceeds from the sale of the Debentures to repay outstanding bank indebtedness. Falcon also plans to make a tender offer for all of Falcon's 11% Senior Subordinated Notes due 2003 (the "11% Notes"). If such tender offer does not result in the purchase of all of the 11% Notes, Falcon will redeem any remaining outstanding 11% Notes prior to October 15, 1998.

     Falcon owns or manages cable television systems in 26 states. On December 30, 1997, Falcon entered into a definitive agreement with an affiliate of Tele-Communications, Inc. to consolidate substantially all of Falcon's cable television systems and certain systems owned and operated by affiliates of TCI under the ownership of Falcon Communications, L.P., a newly organized holding company (the "TCI Transaction"). Upon consummation of the TCI Transaction, Falcon Communications, L.P. will be the 13th largest cable television operator in the United States, owning and managing systems that served approximately 1,070,000 basic subscribers at December 31, 1997.

     The offering of the Debentures has not been registered under the Securities Act and the Debentures may not be offered or sold absent registration or an applicable exemption from registration. The Issuers have agreed to register the Debentures under the Securities Act in certain circumstances. Since the Debentures have been sold, this news release is made as a matter of record only.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FALCON HOLDING GROUP, L.P.
                                         By:  Falcon Holding Group, Inc.,
                                              General Partner


Dated:  April 7, 1998                    By: /s/ MICHAEL K. MENEREY
                                             -------------------------------
                                              Name:  Michael K. Menerey
                                              Title: Secretary and Chief
                                                     Financial Officer